Exhibit 99.1
NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
Uranerz Announces Unit Offering of up to US$20 Million
Casper, Wyoming, October 15, 2009 — Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that it intends to offer and sell to the public in the United States and Canada an aggregate of up to 10,000,000 units of the Company at a price per unit of US$2.00 (“Units”) for gross proceeds of up to US$20 million, before deducting placement agents’ fees and estimated offering expenses. Each Unit will comprise one share of the Company’s common stock, $0.001 par value per share (“Common Share”) and one half of one share purchase warrant (“Warrant”), with each whole Warrant exercisable to purchase one additional share of the Company’s common stock for a period of 30 months following the closing of this offering at an exercise price of $3.00, subject to adjustment and early termination. The Warrants will be transferable, however, the Company will not apply for listing of the Warrants on any securities exchange. Dahlman Rose & Company, LLC and Haywood Securities Inc. have agreed to act as co-lead placement agents in relation to the proposed offering of the Units. The syndicate of placement agents will also include GMP Securities L.P., Dundee Securities Corporation and Versant Partners Inc. The Company has granted the placement agents an option to place up to an additional 1,500,000 Units at the same price, exercisable by Dahlman Rose & Company, LLC and Haywood Securities Inc., on behalf of the placement agents, in whole or in part, at any time up to two business days prior to the closing of the offering.
The Company anticipates that the net proceeds from the offering will be used: (i) to continue development of commercial mining facilities at the Company’s Nichols Ranch project, including site and infrastructure preparations, finalization of mine design and completion of engineering and construction drawings, (ii) for further exploration of the Company’s properties in the Powder River Basin, Wyoming, including its Arkose Mining Venture properties, (iii) for the advancement of environmental activities, applications and licenses, including the advancement of the Nichols Ranch federal and state mining applications, and (iv) for acquisitions and further development of acquired properties, working capital requirements and/or for other general corporate purposes.
The Units are being offered directly by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-160504) previously filed with the Securities and Exchange Commission and pursuant to a prospectus supplement to the Company’s shelf prospectus filed with certain Canadian regulators in each of the provinces of Canada, except Quebec, pursuant to the multi-jurisdictional disclosure system. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov, from the System for Electronic Document Analysis and Retrieval (SEDAR) website at http://www.sedar.com or from the co-lead placement agents at:
Dahlman Rose & Company, LLC
142 West 57th Street
New York, New York 10019
Attention: Prospectus Dept., 18th Floor
Telephone: 212-702-4521
E-mail: ecm@dahlmanrose.com

Haywood Securities Inc.
Suite 2000-400 Burrard Street
Vancouver, BC
V6C 3A6
Attention: Michelle Jankovich
Telephone: 604-697-7126
E-mail: mjankovich@haywood.com
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any state or jurisdiction.
About Uranerz
Uranerz Energy Corporation is an exploration stage company engaged in the acquisition and exploration of uranium properties. The Company is principally focused on the exploration of its properties in the Powder River Basin area of Wyoming. The Company is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.
Further Information
For further information, contact the Company’s Investor Relations department at 1-800-689-1659, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on the SEDAR website at www.sedar.com.
This press release may contain or refer to “forward-looking information” and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to the offering size and gross proceeds from this offering, anticipated use of proceeds, the anticipated closing date of the offering, future production, planned development, capital and operating cost and other projections, resource estimates, our planned exploration and drilling programs and results, commodity recovery rates, the availability of future financing for exploration, the regulatory approval of our planned operations, the expected advantages of in-situ mining in relation to capital costs, operating costs and environmental impact and other plans, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.